EXHIBIT 7(1)

                             JOINT FILING AGREEMENT


     John F. Antioco, The Antioco Management LLC, and Antioco Limited Partnership each hereby agrees that this Amendment No. 4 to Schedule 13D filed herewith and any amendments thereto relating to the acquisition of shares of Common Stock and other securities of Main Street and Main Incorporation is filed jointly on behalf of such person.

November 10, 2000                /s/John F. Antioco
-----------------                -----------------------------------------------
   (Date)                        John F. Antioco


November 10, 2000                The Antioco Management LLC
-----------------
   (Date)
                                 /s/John F. Antioco
                                 -----------------------------------------------
                                 By:  John F. Antioco
                                 Its: Managing Member



November 10, 2000                Antioco Limited Partnership
-----------------                By: The Antioco Management LLC, General Partner
   (Date)

                                 /s/John F. Antioco
                                 -----------------------------------------------
                                 By:  John F. Antioco
                                 Its: Managing Member